UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

ZOLTEK COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Missouri	0-20600	43-1311101
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 McKelvey Road St. Louis, Missouri	63044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 291-5110

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Previous independent registered public accounting firm:

(i) On December 15, 2008, Zoltek Companies, Inc. (the “Registrant”) dismissed Grant Thornton LLP as its independent registered public accounting firm. The Registrant’s Audit Committee participated in and approved the decision to change its independent registered public accounting firm.

(ii) The reports of Grant Thornton LLP on the financial statements of the Registrant for the fiscal years ended September 30, 2007 and 2008 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii) During the fiscal years ended September 30, 2007 and 2008 and through December 15, 2008, there have been no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton LLP, would have caused them to make reference thereto in their reports on the financial statements for such years.

(iv) During the fiscal years ended September 30, 2007 and 2008, and through December 15, 2008, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in internal control over financial reporting described in the following paragraphs. The Registrant did not report any material weakness in internal control over financial accounting in its Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

In its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2006, March 31, 2007, and June 30, 2007, the Registrant reported the following material weaknesses in its internal control over financial reporting: (1) the completeness and accuracy of physical inventory quantities, and (2) the accuracy and valuation of inventory.

In its Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and in its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2007, March 31, 2008 and June 30, 2008, the Registrant reported the following material weaknesses in its internal control over financial reporting: (1) entity level controls and procedures to prevent certain accounting entries from being recorded prior to formal documentation of the arrangements being obtained, and (2) the assessment of reserves for possible liability arising from certain litigation matters.

The Audit Committee and management discussed the material weaknesses with Grant Thornton LLP and have authorized Grant Thornton LLP to respond fully to any inquiries about the Registrant’s material weaknesses over financial reporting as may be made by the Registrant’s successor independent registered accounting firm, Ernst & Young LLP.

(v) The Registrant has requested that Grant Thornton LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated December 18, 2008, is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm:

(i) The Registrant engaged Ernst & Young LLP as its new independent registered public accounting firm as of December 15, 2008. The Registrant’s Audit Committee participated in and approved the decision to engage Ernst & Young LLP. During the fiscal years ended September 30, 2007 and 2008 and through December 15, 2008, the Registrant has not consulted with Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the Registrant or oral advice was provided that Ernst & Young LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibits are filed as part of this report:

Exhibit Number	Description
16.1	Letter to Securities and Exchange Commission from Grant Thornton LLP, dated December 18, 2008.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 18, 2008

ZOLTEK COMPANIES, INC.

By /s/ Zsolt Rumy
Zsolt Rumy
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
16.1	Letter to Securities and Exchange Commission from Grant Thornton LLP, dated December 18, 2008.

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